Exhibit 99.3

UNAUDITED PROFORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

On December 6, 2018, Allied Motion Technologies Inc., a Colorado corporation (the “Company” or “Allied Motion”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with TCI, LLC, a Wisconsin limited liability company (“TCI”), and the members of TCI (“Sellers”), pursuant to which Allied Motion acquired 100% of the issued and outstanding common units of TCI from Sellers (the “Acquisition”) in a transaction valued at $64,100.  The Acquisition consideration is subject to adjustments based on a determination of closing net working capital, cash, indebtedness and other TCI liabilities. A portion of the Acquisition consideration was placed in escrow to secure payment of any post-closing adjustments to the purchase price and to secure the Sellers’ indemnification obligations to Allied Motion. Cash consideration was funded from borrowings on the Company’s existing credit facilities.

The unaudited pro forma combined consolidated balance sheet is presented to show how Allied Motion may have looked had the acquisition occurred as of September 30, 2018. The unaudited pro forma combined consolidated statements of operations and comprehensive income for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented to show how Allied Motion might have looked had the acquisition occurred as of January 1, 2017, the beginning of the earliest period presented.

This pro forma information is based on, and should be read in conjunction with, the following:

•                  The historical audited financial statements of Allied Motion as of and for the fiscal year ended December 31, 2017, included in Form 10-K filed on March 14, 2018;

•                  The historical unaudited financial statements of Allied Motion as of and for the nine months ended September 30, 2018, included in Form 10-Q filed on October 31, 2018;

•                  The historical audited financial statements of TCI, LLC as of and for the fiscal year ended December 31, 2017, included as Exhibit 99.1 in this Form 8-K/A.

•                  The historical unaudited financial statements of TCI, LLC as of and for the nine months ended September 30, 2018 included as Exhibit 99.2 in this Form 8-K/A.

The unaudited pro forma combined consolidated financial information was prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined consolidated financial information. The detailed assumptions used to prepare the unaudited pro forma combined consolidated financial information are contained in the notes hereto and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the unaudited pro forma combined consolidated financial information, the total purchase consideration was allocated based on the best estimates of fair value. The allocation is dependent upon certain valuations and other analysis that are not yet final. Accordingly, the pro forma acquisition price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the estimated purchase price allocation. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined consolidated statements of operations and comprehensive income do not include certain nonrecurring charges which resulted directly from the acquisition as described in the accompanying notes.

Allied Motion Technologies Inc.

Pro Forma Combined Consolidated Balance Sheet

As of September 30, 2018

(In thousands, except per share data)

(Unaudited)

	Historical Results
	Allied Motion Technologies, Inc.	TCI, LLC	Combined Subtotal	Pro Forma Adjustments	Note 3. References	Unaudited Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$11,357	$950	$12,307	$(5,421)	B, J, K	$6,886
Trade receivables, net of allowance for doubtful accounts	45,230	6,400	51,630	—		51,630
Inventories	44,887	3,640	48,527	277	E	48,804
Prepaid expenses and other assets	3,490	104	3,594	—		3,594
Total current assets	104,964	11,094	116,058	(5,144)		110,914
Property, plant and equipment, net	43,026	1,672	44,698	1,792	F	46,490
Deferred income taxes	129	—	129	—		129
Intangible assets, net	33,075	304	33,379	36,096	A, G	69,475
Goodwill	34,938	9,929	44,867	7,854	A, D, E, F, G, K, L	52,721
Other long-term assets	5,981	—	5,981	—		5,981
Total Assets	$222,113	$22,999	$245,112	$40,598		$285,710
Liabilities and Stockholders’ Equity
Current liabilities:
Debt obligations	$437	$948	$1,385	$(948)	B	$437
Accounts payable	24,587	2,787	27,374	—		27,374
Accrued liabilities	18,051	2,101	20,152	(1)	C, I	20,151
Total current liabilities	43,075	5,836	48,911	(949)		47,962
Long-term debt	62,021	1,435	63,456	58,122	B, H, J	121,578
Deferred income taxes	3,164	—	3,164	—		3,164
Pension and post-retirement obligations	4,238	—	4,238	—		4,238
Other long-term liabilities	9,132	—	9,132	—		9,132
Total liabilities	121,630	7,271	128,901	57,173		186,074
Stockholders’ Equity:
Common stock, no par value	32,867	—	32,867	—		32,867
Preferred stock, par value $1.00 per share	—	—	—	—		—
Additional paid-in capital	—	6,747	6,747	(6,747)	D	—
Retained earnings	74,366	8,981	83,347	(9,828)	D	73,519
Accumulated other comprehensive loss	(6,750)	—	(6,750)	—		(6,750)
Total Stockholders’ equity	100,483	15,728	116,211	(16,575)		99,636
Total Liabilities and Stockholders’ Equity	$222,113	$22,999	$245,112	$40,598		$285,710

See accompanying notes to pro forma combined consolidated financial statements

Allied Motion Technologies Inc.

Pro Forma Combined Consolidated Statement of Operations and Comprehensive Income

For the Nine Months Ended September 30, 2018

(In thousands, except per share data)

Unaudited

	Historical Results
	Allied Motion Technologies, Inc.	TCI, LLC	Combined Subtotal	Pro Forma Adjustments	Note 3. References	Unaudited Pro Forma Combined
Revenues	$236,649	$33,612	$270,261	$—		$270,261
Cost of goods sold	166,816	20,415	187,231	(336)	M	186,895
Gross profit	69,833	13,197	83,030	336		83,366
Operating costs and expenses:
Selling	8,402	3,540	11,942	(159)	M	11,783
General and administrative	23,969	3,863	27,832	(103)	M, Q	27,729
Engineering and development	14,610	1,050	15,660	(52)	M	15,608
Business development	349	232	581	(232)	L	349
Amortization of intangible assets	2,634	177	2,811	1,509	M, O	4,320
Total operating costs and expenses	49,964	8,862	58,826	963		59,789
Operating income	19,869	4,335	24,204	(627)		23,577
Other expense (income):
Interest expense	1,839	134	1,973	1,335	N, P	3,308
Other expense (income), net	(118)	17	(101)	—		(101)
Total other expense (income) , net	1,721	151	1,872	1,335		3,207
Income before income taxes	18,148	4,184	22,332	(1,962)		20,370
Provision for income taxes	(4,859)	—	(4,859)	(622)	R	(5,481)
Net income	$13,289	$4,184	$17,473	$(2,584)		$14,889

Basic earnings per share:
Earnings per share	$1.44					$1.61
Basic weighted average common shares	9,251					9,251
Diluted earnings per share:
Earnings per share	$1.42					$1.59
Diluted weighted average common shares	9,337					9,337

Net income	$13,289					$14,889
Other comprehensive income:
Foreign currency translation adjustment	(2,152)					(2,152)
Change in accumulated loss on derivatives	988					988
Comprehensive income	$12,125					$13,725

See accompanying notes to pro forma combined consolidated financial statements

Allied Motion Technologies Inc.

Pro Forma Combined Consolidated Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2017

(In thousands, except per share data)

(Unaudited)

	Historical Results
	Allied Motion Technologies, Inc.	TCI, LLC	Combined Subtotal	Pro Forma Adjustments	Note 3. References	Unaudited Pro Forma Combined
Revenues	$252,012	$34,315	$286,327	$—		$286,327
Cost of goods sold	176,333	20,782	197,115	(351)	M	196,764
Gross profit	75,679	13,533	89,212	351		89,563
Operating costs and expenses:
Selling	10,979	3,821	14,800	(167)	M	14,633
General and administrative	24,926	4,850	29,776	(62)	M, Q	29,714
Engineering and development	17,542	1,384	18,926	(70)	M	18,856
Business development	213	9	222	(9)	L	213
Amortization of intangible assets	3,219	367	3,586	1,882	M, O	5,468
Total operating costs and expenses	56,879	10,431	67,310	1,574		68,884
Operating income	18,800	3,102	21,902	(1,223)		20,679
Other expense:
Interest expense	2,474	264	2,738	1,493	N, P	4,231
Other expense, net	190	15	205	—		205
Total other expense, net	2,664	279	2,943	1,493		4,436
Income before income taxes	16,136	2,823	18,959	(2,716)		16,243
Provision for income taxes	(8,100)	—	(8,100)	(42)	R	(8,142)
Net income	$8,036	$2,823	$10,859	$(2,758)		$8,101

Basic earnings per share:
Earnings per share	$0.88					$0.89
Basic weighted average common shares	9,153					9,153
Diluted earnings per share:
Earnings per share	$0.87					$0.87
Diluted weighted average common shares	9,275					9,275

Net income	$8,036					$8,101
Other comprehensive income:
Foreign currency translation adjustment	6,314					6,314
Change in accumulated loss on derivatives	226					226
Pension adjustments	(123)					(123)
Comprehensive income	$14,453					$14,518

See accompanying notes to pro forma combined consolidated financial statements

ALLIED MOTION TECHNOLOGIES INC.

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

(Unaudited)

1.                BASIS OF PRO FORMA PRESENTATION

On December 6, 2018, Allied Motion Technologies Inc., a Colorado corporation (the “Company” or “Allied Motion”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with TCI, LLC, a Wisconsin limited liability company (“TCI”), and the members of TCI (“Sellers”), pursuant to which Allied Motion acquired 100% of the issued and outstanding common units of TCI from Sellers (the “Acquisition”) in a transaction valued at $64,100.  The Acquisition consideration is subject to adjustments based on a determination of closing net working capital, cash, indebtedness and other TCI liabilities. A portion of the Acquisition consideration was placed in escrow to secure payment of any post-closing adjustments to the purchase price and to secure the Sellers’ indemnification obligations to Allied Motion. Cash consideration was funded from borrowings on the Company’s existing credit facilities.

On October 28, 2016, the Company entered into a Credit Agreement (the “Credit Agreement”) for a $125,000 revolving credit facility (the “Revolver”), with an initial term of five years.  On December 6, 2018, the Company and certain of its subsidiaries entered into a Second Amendment to Credit Agreement to exercise the $50 million accordion feature of its existing senior secured revolving credit facility and to add TCI as an additional guarantor.

The Company’s credit facility, which matures in October 2021, increased capacity from $125 million to $175 million with the additional borrowing capacity being provided by the existing lenders. The effective interest rate on the credit facility is currently 3.75% and the commitment fee on the unused portion of the credit facility is 1.25%. Other terms and conditions under the credit facility remain unchanged.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2018 is based on historical financial statements of Allied Motion and the historical financial statements of TCI after giving effect to the acquisition adjustments.  The unaudited pro forma combined consolidated balance sheet as of September 30, 2018 is presented as if the acquisition had occurred on September 30, 2018.

The unaudited pro forma combined consolidated statements of operations and comprehensive income for the year ended December 31, 2017 and for the nine months ended September 30, 2018 is based on the historical financial statements of Allied Motion and TCI for the respective periods then ended after giving effect to the acquisition adjustments.  The unaudited pro forma combined consolidated statements of operations and comprehensive income are presented as if the acquisition had occurred on January 1, 2017.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined consolidated statements of operations and comprehensive income, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the transaction and certain other adjustments.

Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma combined consolidated statements of operations and comprehensive income because they will not have a continuing impact on the combined results.

2.                   PURCHASE PRICE ALLOCATION

The purchase price was approximately $64,100 excluding cash acquired as of September 30, 2018 and was funded using existing cash and Revolver borrowings.

The allocation of the purchase price paid for TCI is based on estimated fair values of the assets acquired and liabilities assumed of TCI as of September 30, 2018. The allocation of the purchase price is preliminary as the valuation of both the tangible and identifiable intangible assets is being finalized. While the final amounts allocated to assets and liabilities could change from the information presented in the unaudited pro forma combined condensed financial statements, the Company does not expect changes to be material. Cost and fees incurred by Allied Motion associated with the acquisition of TCI are estimated to be approximately $413.

ALLIED MOTION TECHNOLOGIES INC.

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

(Unaudited)

The preliminary allocation of purchase price based on estimated fair values (in thousands):

Inventory	$3,917
Other assets, net	2,536
Property, plant and equipment	3,464
Amortizable intangible assets	36,400
Goodwill	17,783
Net purchase price	$64,100

Intangible assets

The fair value of identifiable intangible assets of $36,400 has been allocated to the following asset categories (in thousands):

	Preliminary Value	Initial 12 months amortization	Amortization method	Estimated Useful Life
Customer relationships	22,200	1,388	Straight line	16 years
Technology	8,100	540	Straight line	15 years
Trade name	$6,100	$321	Straight line	19 years
	$36,400	$2,249

3.                   UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma combined consolidated balance sheet as of September 30, 2018 and unaudited proforma combined consolidated statements of operations and comprehensive income for the nine months ended September 30, 2018 and for the year ended December 31, 2017 gives effect to the following adjustments (in thousands):

A.            To reflect the removal of TCI’s intangible assets ($304) and goodwill ($9,929) at the date of purchase.

B.            To remove historical debt ($2,383) paid prior to the acquisition.

C.            To remove liabilities not assumed as part of the acquisition.  Includes distributions payable ($128) accrued profit sharing ($767) and accrued management fees ($25).

D.            To reflect the removal of TCI’s historical equity ($15,728) at the date of purchase.

E.            To reflect the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired.  (Note: The unaudited pro forma combined consolidated statement of operations and comprehensive income does not reflect the impact of the one-time adjustment to costs of products sold during the periods when this inventory will be sold.)

F.             To reflect the fair value of property, plant and equipment acquired in the business combination.

G.           To reflect the fair value of the purchased intangible assets and goodwill resulting from the acquisition.

H.           To reflect the borrowings on revolving line of credit facility related to the acquisition.

I.                To reflect accrued transaction costs and accrued interest related to the acquisition and the incurrence of related debt. This adjustment reflects the accrual of expected transaction costs as of September 30, 2018.

ALLIED MOTION TECHNOLOGIES INC.

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

(Unaudited)

J.              To reflect the new debt issuance costs resulting from the amendment of the credit agreement to allow for increased Revolver borrowings for the acquisition.

K.           To reflect the fair value of the purchased cash, intangible assets and goodwill resulting from the acquisition.

L.            To reflect the removal of TCI’s transaction costs ($232 and $9 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively) incurred that were directly attributable to the acquisition.

M.         To remove TCI non-recurring expenses.  For the nine months ended September 30, 2018, amount includes $767 partner bonuses, $75 management fees and $177 amortization of historical intangible assets.  For the year ended December 31, 2017, amount includes $788 partner bonuses, $100 management fees and $367 amortization of historical intangible assets.

N.            To reflect the interest expense ($1,451 and $1,733, for the nine months ended September 30, 2018 and the year ended December 31, 2017 respectively) on the acquisition debt incurred on the revolving line of credit, calculated using the historical interest rates in effect for the periods presented.  Also reflects the removal of historical TCI interest expense of $134 for the nine months ended September 30, 2018 and $264 for the year ended December 31, 2017 as TCI’s existing debt was paid prior to the acquisition.

O.           To reflect the amortization expense of finite lived purchased intangible assets, which lives are nineteen years for trade names, fifteen years for technology and sixteen years for customer relationships.

P.             To reflect the amortization of new debt issuance costs as interest expense ($18 and $24 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively), for which the amortization period is three years.

Q.           To reflect the depreciation expense ($192 and $255 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively) of purchased property, plant and equipment, which depreciable life is seven years for machinery and equipment.

R.            To reflect the recognition of income taxes at a 28% and 39% statutory rate for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, on the combined income before income taxes as adjusted for the income statement pro forma adjustments and the previously untaxed income of TCI as a passthrough entity.

4.                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED NET INCOME PER SHARE

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the periods presented.  The basic and diluted earnings per share and the information of the number of shares used to compute basic and diluted earnings per share.